Exhibit 99.1

StandardAero Announces THIRD Quarter 2026 Results

Engine Services Earnings Growth Drives Guidance Raise and Company Announces $350 Million Accelerated Share Repurchase

SCOTTSDALE, Arizona, November 5, 2026 (BUSINESS WIRE)-- StandardAero (NYSE: SARO) announced results today for the three months ended September 30, 2026 (“Third Quarter 2026”).

Third Quarter 2026 Highlights

•
Revenue was $1,557.4 million, an increase of 4.0% from the prior year’s quarter
•
Net Income was $92.8 million, an increase of 36.2% from the prior year’s quarter; Diluted GAAP EPS was $0.28, Net Income Margin was 6.0%
•
Adjusted Diluted EPS was $0.39, an increase of 30.0% from $0.30 from the prior year’s quarter
•
Adjusted EBITDA was $224.9 million, an increase of 15.0% from $195.6 million from the prior year’s quarter
•
Adjusted EBITDA margin was 14.4% versus 13.1% in the prior year’s quarter, a 130 basis point increase
•
Cash Flow provided by Operations was $128.9 million; Adjusted Free Cash Flow for the quarter was $99.2 million
•
Announcing the Board approved a $560.0 million increase to the Company’s share repurchase program, bringing the total authorization to $1.0 billion, with $850.0 million remaining available
•
Announcing intent to enter into a $350.0 million accelerated share repurchase agreement pursuant to the share repurchase authorization

“Our third-quarter results demonstrate the resilience of our diversified portfolio. Despite elevated fuel prices and geopolitical uncertainty, Adjusted Diluted EPS grew 30% and Adjusted EBITDA grew 15.0% year-over-year, with record 24% Adjusted EBITDA growth in Engine Services supporting another increase to our full-year 2026 guidance,” said Paul McElhinney, StandardAero’s Chief Executive Officer.

Mr. McElhinney continued, “With a healthy backlog, long-term visibility and continued progress in deleveraging, we intend to enter into a $350 million accelerated share repurchase and the Board has increased our share repurchase authorization to $1.0 billion. These actions reflect our confidence in the long-term outlook for the company and commitment to disciplined capital allocation and long-term shareholder value creation.”

Third Quarter 2026 Consolidated Results

Revenue for the Third Quarter 2026 was $1,557.4 million, a variance of $59.5 million, from $1,498.0 million for the prior year period. This was driven by growth across all three major end markets. The business aviation end market grew 7.4% compared to the prior year period, the military and helicopter end market grew 7.2%, compared to the prior year period and the commercial aerospace end market grew 1.3% compared to the prior year period.

Net income for the Third Quarter 2026 was $92.8 million, as compared to net income of $68.1 million for the prior year period, a change of 36.2% year-over-year. Net Income Margin was 6.0% in the quarter, compared to 4.5% in the prior year period.

Adjusted EBITDA for the Third Quarter 2026 was $224.9 million, a variance of $29.4 million, from $195.6 million for the prior year period, or 15% growth year-over-year. Adjusted EBITDA Margin was 14.4%, a variance of 130 basis points, compared to 13.1% in the prior year period, primarily due to volume, mix, productivity improvements and the elimination of pass-through revenue.

Third Quarter 2026 Segment Results

Engine Services Segment

Engine Services segment revenue for the Third Quarter 2026 was $1,368.8 million, a variance of $46.6 million, or 3.5%, from $1,322.2 million for the prior year period. The change was driven primarily by volume, partially offset by the elimination of pass-through revenue.

Engine Services Segment Adjusted EBITDA for the Third Quarter 2026 was $205.1 million, a variance of $39.7 million, or 24.0%, from $165.4 million for the prior year period. This was driven by volume, mix, productivity gains, and increase in used serviceable material. Segment Adjusted EBITDA Margin was 15.0%, a variance of 250 basis points compared to 12.5% in the prior year period.

Component Repair Services Segment

Component Repair Services segment revenue for the Third Quarter 2026 was $188.7 million, a variance of $12.9 million, or 7.3%, from $175.8 million for the prior year period. The change was driven by volume.

Component Repair Services Segment Adjusted EBITDA for the Third Quarter 2026 was $48.6 million, a variance of $(5.3) million, or (9.9%), from $54.0 million for the prior year period. This was driven primarily by productivity and mix. Segment Adjusted EBITDA Margin was 25.8%, a variance of -490 basis points compared to 30.7% in the prior year period.

Share Repurchase Activity and Accelerated Share Repurchase

On October 28, 2026, the Board approved a $560.0 million increase to the Company’s share repurchase program, bringing the total authorization to $1.0 billion. Under the program, the Company has repurchased approximately $160.1 million of its common shares to date, including $50.1 million during the third quarter of 2026. As a result, the Company has $850.0 million remaining under the share repurchase program.

In connection with the increased authorization, the Company intends to enter into an accelerated share repurchase agreement (the “ASR”) with Morgan Stanley to repurchase $350.0 million of its common shares. Following completion of the ASR, approximately $500.0 million will remain available under the share repurchase program.

Full Year 2026 Guidance

StandardAero is updating its full year 2026 guidance:

Full Year 2026	($ in millions)
Revenue[1] (increase)	$6,525 to $6,645
Engine Services[1]	$5,770 to $5,870
Component Repair Services	$755 to $775
Adjusted EBITDA (increase)	$905 to $920
Engine Services Segment	$810 to $820
Component Repair Services Segment	$205 to $210
Adjusted Free Cash Flow[2]	$270 to $300
Adjusted Diluted Earnings Per Share[3] (increase)	$1.57 to $1.62

End Market Revenue Growth Assumptions
Commercial Aerospace[4]	Low-Double Digit to Mid-Teens YoY Growth
Military & Helicopter	Low-Double Digit YoY Growth
Business Aviation	High-Single Digit to Low-Double Digit YoY Growth

1 Includes effect from the elimination of approximately $300 million in material pass-through revenue.

2 Defined as Free Cash Flow excluding the purchase of intangible assets. Although StandardAero has previously provided guidance for Free Cash Flow, the Company has determined to provide guidance for Adjusted Free Cash Flow going forward because management believes that excluding the purchase of all intangible assets will provide investors with a more useful baseline for evaluating the Company’s core operating performance, as these cash payments—whether arising from acquisition accounting or license-related intangible investments—do not reflect StandardAero’s ongoing operations.

3 Effective Q2 2026, the Company updated its definition of Adjusted Diluted EPS to broaden the existing exclusion of amortization of acquired intangible assets to also exclude the non-cash amortization of all intangible assets, including intangible assets associated with licenses. Management believes that excluding this item provides investors with a more useful baseline for evaluating core operating performance, as these non-cash charges—whether arising from acquisition accounting or license-related intangible investments—do not reflect the Company’s ongoing operations and facilitate more consistent comparison of results across periods regardless of how the Company has chosen to deploy capital.

4 Excludes effect from the elimination of approximately $300 million in material pass-through revenue.

StandardAero has not reconciled its full year 2026 guidance related to Adjusted EBITDA, Adjusted Free Cash Flow or Adjusted Diluted EPS to its most directly comparable forward looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense.

Conference Call and Webcast Information

StandardAero management will host a conference call today, November 5, at 5:00 PM ET, to discuss its results in more detail. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation can be accessed by visiting the Events section on StandardAero’s investor relations website at https://ir.standardaero.com/news-events/events. The conference call may also be accessed by dialing (877) 407-9762 or (201) 689-8538 for telephone access to the live call. Please click here for international toll-free access numbers.

For those unable to listen to the live conference call, a replay will be available after the call through the archived webcast in the Events section of StandardAero’s investor relations website or by dialing (877) 660-6853 or (201) 612-7415. The access code for the replay is 13763066. The replay will be available until 11:59 PM ET on November 19, 2026.

About StandardAero

StandardAero is a leading independent pure-play provider of aerospace engine aftermarket services for fixed and rotary wing aircraft, serving the commercial, military and business aviation end markets. StandardAero provides a comprehensive suite of critical, value-added aftermarket solutions, including engine maintenance, repair and overhaul, engine component repair, on-wing and field service support, asset management and engineering solutions. StandardAero is an NYSE-listed company under the ticker symbol SARO. For more information about StandardAero, please visit www.standardaero.com.

Investor Relations Contact

Investors@StandardAero.com

Rama Bondada

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). In some cases, you can identify forward-looking statements by the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would” and/or the negative of these terms, or other comparable terminology intended to identify statements about the future. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations for the fiscal year ending December 31, 2026, our financial condition, liquidity, prospects, growth and strategies, the industry in which we operate, our share repurchase program, including the size and timing of repurchases under the anticipated accelerated share repurchase agreement, and other information that is not historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions that are difficult to predict or quantify.

Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. Factors that could cause actual results to differ materially from those forward-looking statements included in this press release include, among others: risks related to conditions that affect the commercial and business aviation industries; decreases in budget, spending or outsourcing by our military end-users; risks from any supply chain disruptions or loss of key suppliers; increased costs of labor, equipment, raw materials, freight and utilities due to inflation; future outbreaks and infectious diseases; risks related to competition in the market in which we participate; loss of an OEM authorization or license; risks related to a significant portion of our revenue being derived from a small number of customers; our ability to remediate effectively the material weaknesses identified in our internal control over financial reporting; our ability to respond to changes in GAAP; our or our third-party partners’ failure to protect confidential information; data security incidents or disruptions to our IT systems and capabilities; our ability to comply with laws relating to the handling of information about individuals; changes to, and the impact of, United States tariff and import/export regulations; failure to maintain our regulatory approvals; risks relating to our operations outside of North America; failure to comply with government procurement laws and regulations; any work stoppage, hiring, retention or succession issues with our senior management team and employees; any strains on our resources due to the requirements of being a public company; risks related to our substantial indebtedness; risks related to the ownership of our common stock, including the fact that Carlyle owns a significant amount of our voting power; our success at managing the risks of the foregoing, and the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2025 and our other filings with the SEC.

As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. You should understand that it is not possible to predict or identify all such factors. We operate in a competitive and rapidly changing environment. New factors emerge from time to time, and it is not possible to predict the impact of all of these factors on our business, financial condition or results of operations.

Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives, plans or cost savings in any specified time frame or at all. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. We caution you not to place undue reliance on these forward-looking statements. All forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Forward-looking statements speak only as of the date of this press release. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt to Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings Per Share (“Adjusted Diluted EPS”), Free Cash Flow and Adjusted Free Cash Flow. We use these non-GAAP financial measures to evaluate our business operations.

We believe that certain non-GAAP financial measures presented in this press release, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted EPS, provide supplemental information that helps investors better understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. We also present Net Debt to Adjusted EBITDA, Free Cash Flow, and Adjusted Free Cash Flow, which are liquidity measures. We believe these measures provide investors with useful supplemental information regarding our liquidity and cash flow, as these measures are also used by management to assess liquidity, evaluate operating cash flow and make resource allocation decisions. We believe it is important to measure the free cash flows we have generated from operations, after accounting for routine capital expenditures required to generate those cash flows. When read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.

We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, further adjusted for certain non-cash items that we may record each period, as well as non-recurring items such as acquisition costs, integration and severance costs, refinance fees, business transformation costs and other discrete expenses, when applicable. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We define Adjusted Net Income as GAAP Net income, adjusted for certain one-time items that we may record in a period, as well as non-recurring items such as acquisition costs, integration and severance costs, refinance fees, business transformation costs and other discrete expenses, when applicable, and amortization of intangible assets, adjusted for the tax effect. We define Adjusted Diluted EPS as Adjusted Net Income divided by the Total Diluted Shares Outstanding. This Adjusted Diluted EPS definition was recast in Q2 2026 to exclude amortization of all intangible assets. We believe that Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted EPS are important metrics for management and investors as they remove the impact of items that we do not believe are indicative of our core operating results or the overall health of our company and allows for consistent comparison of our operating results over time and relative to our peers. We define Net Debt to Adjusted EBITDA as long-term debt, less cash and cash equivalents divided by Adjusted EBITDA. We define Free

Cash Flow as cash from operating activities less capital expenditures. We define Adjusted Free Cash Flow as Free Cash Flow excluding the purchase of intangible assets.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. Readers should review the reconciliations of our non-GAAP financial measures to the corresponding GAAP measures included in this press release and should not rely on any single financial measure to evaluate our business.

We have presented forward-looking statements regarding Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Diluted EPS. These non-GAAP financial measures are derived by excluding certain amounts, expenses or income, from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from each non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K, we are unable to present a quantitative reconciliation of each forward-looking Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Diluted EPS measure to its most directly comparable forward looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s future financial results. These non-GAAP financial measures are preliminary estimates and subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between our actual results and the forward-looking non-GAAP financial data set forth above may be material.

STANDARDAERO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share figures)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash	$191,329	$289,717
Accounts receivable (less allowance for expected credit losses of $9,195 and $13,484, respectively)	912,770	654,390
Contract assets, net	1,335,587	1,071,703
Inventories	752,715	827,691
Prepaid expenses and other current assets	34,251	42,776
Income tax receivable	25,173	10,182
Total current assets	3,251,825	2,896,459
Property, plant and equipment, net	604,920	579,971
Operating lease right of use asset, net	233,558	222,151
Customer relationships, net	862,900	920,432
Other intangible assets, net	386,621	244,877
Goodwill	1,710,684	1,684,255
Other assets	7,768	6,434
Deferred income tax assets	2,832	2,832
Total assets	$7,061,108	$6,557,411
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$802,342	$679,772
Accrued expenses and other current liabilities	97,470	91,499
Accrued employee costs	90,511	74,008
Operating lease liabilities, current	30,499	22,308
Due to related parties	—	438
Contract liabilities	375,485	411,321
Income taxes payable, current	16,419	13,547
Long-term debt, current portion	23,320	23,444
Total current liabilities	1,436,046	1,316,337
Long-term debt	2,447,513	2,191,161
Operating lease liabilities, non-current	216,600	212,365
Deferred income tax liabilities	147,020	157,206
Income taxes payable, non-current	6,915	5,770
Other non-current liabilities	5,851	7,261
Total liabilities	4,259,945	3,890,100
Commitments and contingencies (Note 11)
Stockholders’ equity
Common stock ($0.01 par value, 3,500,000,000 shares authorized; 334,662,527 issued and 328,699,971 outstanding as of September 30, 2026 and 334,461,630 issued and 334,294,245 outstanding as of December 31, 2025)	3,287	3,345
Preferred stock ($0.01 par value, 100,000,000 shares authorized; no shares were issued)	—	—
Additional paid-in capital	3,973,892	3,958,039
Accumulated deficit	(1,015,897)	(1,285,904)
Accumulated other comprehensive loss	(8,598)	(8,169)
Treasury stock (at cost, 5,962,556 and 176,019 shares as of September 30, 2026 and December 31, 2025)	(151,521)	—
Total stockholders’ equity	2,801,163	2,667,311
Total liabilities and stockholders’ equity	$7,061,108	$6,557,411

STANDARDAERO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share figures)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$1,557,449	$1,497,962	$4,783,999	$4,462,493
Cost of revenue	1,295,543	1,274,803	4,013,943	3,785,429
Selling, general and administrative expense	75,874	60,944	223,413	201,421
Amortization of intangible assets	24,968	24,873	73,998	73,808
Operating income	161,064	137,342	472,645	401,835
Interest expense	40,503	44,566	119,933	132,192
Income before income taxes	120,561	92,776	352,712	269,643
Income tax expense	27,762	24,656	82,705	70,867
Net income	$92,799	$68,120	$270,007	$198,776

Earnings per share:
Basic	$0.29	$0.21	$0.83	$0.61
Diluted	$0.28	$0.20	$0.81	$0.59

Weighted-average shares of common stock outstanding
Basic	324,960	328,453	326,151	328,446
Diluted	331,051	334,407	332,274	334,287

STANDARDAERO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine Months Ended September 30,
	2026	2025
Operating activities
Net income	$270,007	$198,776
Adjustments to reconcile net income from operations to net cash provided by (used in) operating activities:
Depreciation and amortization	147,193	145,329
Amortization of deferred finance charges and discounts	4,869	4,912
Amortization of interest cap premiums	5,245	8,287
Payment of interest rate cap premiums	(5,238)	(8,332)
Stock compensation expense	15,743	10,017
(Gain) loss from disposals, net	(728)	2,766
Non-cash lease expense	1,145	1,268
Deferred income taxes	(9,806)	(767)
Foreign exchange loss (gain), net	1,328	(629)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(257,237)	(122,580)
Contract assets, net	(263,884)	(210,300)
Inventories, net	75,159	(109,713)
Prepaid expenses and other current assets	4,756	(21,150)
Accounts payable, accrued expenses and other current liabilities	140,367	92,353
Contract liabilities	(35,836)	28,633
Due to/from related parties	(438)	(475)
Income taxes payable and receivable	(10,974)	(24,699)
Net cash provided by (used in) operating activities	81,671	(6,304)
Investing activities
Acquisitions, net of cash and other	(33,142)	1,285
Purchase of property, plant and equipment	(67,343)	(66,733)
Payments for purchase of intangible assets	(180,595)	(30,000)
Proceeds from disposal of property, plant and equipment	1,799	4,341
Net cash used in investing activities	(279,281)	(91,107)
Financing activities
Proceeds from long-term debt	455,000	545,000
Repayment of long-term debt	(202,613)	(452,573)
Repurchase of common stock	(150,131)	—
Proceeds from the exercise of stock options	110	—
Repayments of long-term agreements	(1,340)	(1,503)
Net cash provided by financing activities	101,026	90,924
Effect of exchange rate changes on cash	(1,804)	1,409
Net decrease in cash	(98,388)	(5,078)
Cash at beginning of the period	289,717	102,581
Cash at end of the period	$191,329	$97,503
Supplemental cash flow information:
Supplemental disclosure of non-cash investing activities:
Acquisition of property, plant and equipment, liability incurred, but not paid	$4,093	$(1,185)
Acquisition of intangible assets, liability incurred, but not paid	777	—

Selected financial information for each segment is as follows:

	Three months ended September 30, 2026
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$1,389,482	$167,967	$1,557,449
Intersegment revenue	(20,725)	20,725	—
Total segment revenue	1,368,757	188,692	1,557,449
Other segment items (1)	1,163,694	140,053	1,303,747
Segment Adjusted EBITDA	$205,063	$48,639	$253,702
Corporate (2)			28,758
Depreciation and amortization			53,689
Interest expense			40,503
Business transformation costs (LEAP and CFM) (3)			—
Non-cash stock compensation expense			6,018
Integration costs and severance (4)			114
Other (5)			4,059
Income before income taxes			$120,561

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling, general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Supply Chain, Engineering and Quality, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company’s debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents professional fees related to business transformation, secondary offering costs and quarterly management fees payable to Carlyle Investment Management L.L.C. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

	Nine months ended September 30, 2026
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$4,280,739	$503,260	$4,783,999
Intersegment revenue	(59,754)	59,754	—
Total segment revenue	4,220,985	563,014	4,783,999
Other segment items (1)	3,633,076	410,776	4,043,852
Segment Adjusted EBITDA	$587,909	$152,238	$740,147
Corporate (2)			82,170
Depreciation and amortization			147,193
Interest expense			119,933
Business transformation costs (LEAP and CFM) (3)			10,320
Non-cash stock compensation expense			15,743
Integration costs and severance (4)			801
Other (5)			11,275
Income before income taxes			$352,712

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling, general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Supply Chain, Engineering and Quality, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company’s debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.

(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents professional fees related to business transformation, secondary offering costs and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

	Three months ended September 30, 2025
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$1,342,716	$155,246	$1,497,962
Intersegment revenue	(20,531)	20,531	—
Total segment revenue	1,322,185	175,777	1,497,962
Other segment items (1)	1,156,809	121,802	1,278,611
Segment Adjusted EBITDA	$165,376	$53,975	$219,351
Corporate (2)			23,791
Depreciation and amortization			48,106
Interest expense			44,566
Business transformation costs (LEAP and CFM) (3)			3,252
Non-cash stock compensation expense			4,142
Integration costs and severance (4)			1,891
Other (5)			827
Income before income taxes			$92,776
(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling, general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Supply Chain, Engineering and Quality, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company’s debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents professional fees related to business transformation, secondary offering costs and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

	Nine months ended September 30, 2025
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$4,002,693	$459,800	$4,462,493
Intersegment revenue	(61,518)	61,518	—
Total segment revenue	3,941,175	521,318	4,462,493
Other segment items (1)	3,423,281	368,342	3,791,623
Segment Adjusted EBITDA	$517,894	$152,976	$670,870
Corporate (2)			72,446
Depreciation and amortization			145,329
Interest expense			132,192
Business transformation costs (LEAP and CFM) (3)			21,433
Non-cash stock compensation expense			10,017
Integration costs and severance (4)			4,631
Other (5)			15,179
Income before income taxes			$269,643
(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling, general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Supply Chain, Engineering and Quality, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company’s debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents professional fees related to business transformation, secondary offering costs, loss on disposals and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

The following table presents a reconciliation of net income and net income margin to Adjusted EBITDA and Adjusted EBITDA Margin, respectively:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(in thousands, except percentages)
Net income	$92,799	$68,120	$270,007	$198,776
Income tax expense	27,762	24,656	82,705	70,867
Depreciation and amortization	53,689	48,106	147,193	145,329
Interest expense	40,503	44,566	119,933	132,192
Business transformation costs (LEAP and CFM) (1)	—	3,252	10,320	21,433
Non-cash stock compensation expense	6,018	4,142	15,743	10,017
Integration costs and severance (2)	114	1,891	801	4,631
Insurance recovery	—	(3,000)	—	(3,000)
Loss on disposals	—	—	—	2,764
Secondary offering costs	112	570	1,462	4,430
Other (3)	3,947	3,257	9,813	10,985
Adjusted EBITDA	$224,944	$195,560	$657,977	$598,424
Revenue	$1,557,449	$1,497,962	$4,783,999	$4,462,493
Net income margin	6.0%	4.5%	5.6%	4.5%
Adjusted EBITDA Margin	14.4%	13.1%	13.8%	13.4%

(1)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(2)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(3)
Represents other costs not recurring in the ordinary course of business including professional fees related to business transformation and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions and other non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

The following table presents a reconciliation of Debt to Net Debt and Net Debt to Adjusted EBITDA:

	September 30, 2026	September 30, 2025
	(in millions, except percentages)
2024 Term Loan Facilities	$2,210.6	$2,233.1
2024 Revolving Credit Facility	270.0	110.0
Finance leases	17.6	18.6
Other	1.0	1.1
Debt	2,499.2	2,362.8
Less Cash	191.3	97.5
Net Debt	$2,307.9	$2,265.3

LTM Adjusted EBITDA	$867.7	$784.6
Net Debt to Adjusted EBITDA	2.7x	2.9x

The following table presents revenue by segment, Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(in thousands, except percentages)
Engine Services
Segment Revenue	$1,368,757	$1,322,185	$4,220,985	$3,941,175
Segment Adjusted EBITDA	$205,063	$165,376	$587,909	$517,894
Segment Adjusted EBITDA Margin	15.0%	12.5%	13.9%	13.1%
Component Repair Services
Segment Revenue	$188,692	$175,777	$563,014	$521,318
Segment Adjusted EBITDA	$48,639	$53,975	$152,238	$152,976
Segment Adjusted EBITDA Margin	25.8%	30.7%	27.0%	29.3%

The following table presents a reconciliation of Cash Flow from Operations to Adjusted Free Cash Flow:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(in thousands)
Cash Flow from Operations	$128,898	$14,799	$81,671	$(6,304)
Purchase of property, plant and equipment	(30,702)	(19,471)	(67,343)	(66,733)
Payments for purchase of intangible assets	(180,119)	—	(180,595)	(30,000)
Proceeds from disposal of property, plant and equipment	971	704	1,799	4,341
Net cash used for capital expenditures and intangible assets	(209,850)	(18,767)	(246,139)	(92,392)
Free cash flow	(80,952)	(3,968)	(164,468)	(98,696)
Payments for purchase of intangible assets	180,119	—	180,595	30,000
Adjusted free cash flow	$99,167	$(3,968)	$16,127	$(68,696)

The following tables present a reconciliation of Net income/Diluted EPS to Adjusted Net Income/Adjusted Diluted EPS:

	Three months ended September 30, 2026		Nine months ended September 30, 2026
	$	EPS	$	EPS
	(in millions, except per share data )
Net income/Diluted EPS	$92.8	$0.28	$270.0	$0.81
Business transformation costs (LEAP and CFM)	—	0.00	10.3	0.03
Stock compensation	6.0	0.02	15.7	0.05
Integration costs and severance	0.1	0.00	0.8	0.00
Secondary offering costs	0.1	0.00	1.5	0.01
Professional services fees and other	3.9	0.01	9.8	0.03
One-offs included in adjusted EBITDA add-back	10.1	0.03	38.1	0.12
Amortization of intangible assets (1)	38.0	0.11	102.8	0.31
Tax adjustment	(11.1)	(0.03)	(33.2)	(0.10)
Adjusted Net Income/Adjusted Diluted EPS (1)	$129.8	$0.39	$377.7	$1.14

(1) Effective Q2 2026, the Company updated its definition of Adjusted Diluted EPS to broaden the existing exclusion of amortization of acquired intangible assets to also exclude the non-cash amortization of all intangible assets, including intangible assets associated with licenses. Management believes that excluding this item provides investors with a more useful baseline for evaluating core operating performance, as these non-cash charges—whether arising from acquisition accounting or license-related intangible investments—do not reflect the Company’s ongoing operations and facilitate more consistent comparison of results across periods regardless of how the Company has chosen to deploy capital, and will provide further comparability to StandardAero’s peers.

	Three months ended September 30, 2025		Nine months ended September 30, 2025
	$	EPS	$	EPS
	(in millions, except per share data )
Net income/Diluted EPS	$68.1	$0.20	$198.8	$0.59
Business transformation costs (LEAP and CFM)	3.3	0.01	21.4	0.06
Stock compensation	4.1	0.01	10.0	0.03
Integration costs and severance	1.9	0.01	4.6	0.01
Secondary offering costs	0.6	0.00	4.4	0.01
Professional services fees and other	0.2	0.00	11.0	0.03
One-offs included in adjusted EBITDA add-back	10.1	0.03	51.4	0.15
Amortization of intangible assets (1)	33.0	0.10	98.0	0.29
Tax adjustment	(11.0)	(0.03)	(36.9)	(0.11)
Adjusted Net Income/Adjusted Diluted EPS (1)	$100.2	$0.30	$311.3	$0.93

(1) Effective Q2 2026, the Company updated its definition of Adjusted Diluted EPS to broaden the existing exclusion of amortization of acquired intangible assets to also exclude the non-cash amortization of all intangible assets, including intangible assets associated with licenses. Management believes that excluding this item provides investors with a more useful baseline for evaluating core operating performance, as these non-cash charges—whether arising from acquisition accounting or license-related intangible investments—do not reflect the Company’s ongoing operations and facilitate more consistent comparison of results across periods regardless of how the Company has chosen to deploy capital, and will provide further comparability to StandardAero’s peers.